UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 19, 2011
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York (Address of Principal Executive Offices)	11749 (Zip Code)
(800) 225-5224
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 19, 2011, CA, Inc. (the “Company”), as a borrower, entered into an unsecured revolving credit facility with a committed capacity of $1.0 billion (including a letter of credit sub-facility) (the “Credit Agreement”), among the Company, Citibank, N.A. (“Citibank”), as paying agent (the “Agent”), Citibank, Bank of America, N.A. (“BofA”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as co-administrative agents, Citigroup Global Markets, Inc. (“Citi”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and the other banks and financial institutions party thereto. The Credit Agreement comprises commitments from 21 financial institutions. The Credit Agreement expires August 19, 2016 (the “Termination Date”), unless the parties agree to extend the Termination Date for consecutive one-year periods thereafter pursuant to the terms therein. Upon the approval of the Company’s Board of Directors or a duly authorized committee, the Company may, at its option and subject to customary conditions, request an increase in the aggregate commitment of up to $500 million.
Borrowings under the Credit Agreement will bear interest at a rate dependent on the Company’s credit ratings at the time of the borrowing and, at the Company’s option, will be calculated according to a base rate or a Eurocurrency rate, as the case may be, plus an applicable margin fee. Depending on the Company’s credit ratings at the time of borrowing, the applicable margin for a base rate borrowing ranges from 0.00% to 0.625% and the applicable margin for a Eurocurrency borrowing ranges from 0.900% to 1.375%. At the Company’s current credit ratings, the applicable margin would be 0.25% for a base rate borrowing and 1.10% for a Eurocurrency borrowing. In addition, the Company must pay facility fees, payable in arrears, quarterly on the first day of each January, April, July, and October, commencing October 1, 2011, at rates, depending on the Company’s credit ratings, ranging from 0.100% to 0.250% of the aggregate amount of each lender’s revolving credit commitment. Based on the Company’s current credit ratings, the facility fee is 0.15% per annum of the $1.0 billion committed amount.
The Credit Agreement contains customary covenants for transactions of this type, including two financial covenants: (i) for the 12 months ending each quarter-end, the ratio of consolidated debt for borrowed money to consolidated cash flow, each as defined in the Credit Agreement, must not exceed 4.00 to 1.00 and (ii) for the 12 months as of any date, the ratio of consolidated cash flow to the sum of interest payable on, and amortization of debt discount in respect of, all consolidated debt for borrowed money, as defined in the Credit Agreement, must not be less than 3.50 to 1.00. In addition, the Credit Agreement provides for customary events of default, including, among other things, defaults relating to other indebtedness of at least $100,000,000 in the aggregate being rendered against the Company or its subsidiaries, judgments in excess of $100,000,000 in the aggregate being rendered against the Company or its subsidiaries, the acquisition of 40% or more by any person or group of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company, and the incurrence of certain liabilities in excess of $100,000,000 in the aggregate under The Employee Retirement Income Security Act of 1974.
The Credit Agreement replaces an existing unsecured $1.0 billion revolving credit facility that was due to expire on August 29, 2012, among the Company, the banks party thereto, Citibank, as paying agent, Citibank, BofA, JPMorgan, and Deutsche Bank AG New York Branch, as co-administrative agents, and Citi, Banc of America Securities LLC, J.P. Morgan Securities Inc., and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (the “Prior Credit Agreement”). Borrowings under the Prior Credit Agreement carried interest at rates dependent on the Company’s credit ratings and, at the Company’s option, were calculated according to a base rate or a Eurocurrency rate, plus an applicable margin and utilization fee. The applicable margin for a base rate borrowing was 0.00% and, depending on the Company’s credit ratings, the applicable margin for a Eurocurrency borrowing ranged from 0.27% to 0.875%. The utilization fee ranged from 0.10% to 0.25% for borrowings over 50% of the total commitment. The Company paid facility fees quarterly at rates, depending on the Company’s credit ratings, ranging from 0.08% to 0.375% of the final allocated amount of each lender’s full revolving credit commitment (without taking into account any outstanding borrowings under such commitments). The Prior Credit Agreement contained two financial covenants: (i) for the 12 months ending each quarter-end, the ratio of consolidated debt for borrowed money to consolidated cash flow could not exceed 4.00 to 1.00 and (ii) maintain, as of any date, a ratio of consolidated cash flow for the 12 months ended on or immediately prior to such date, to the sum of interest payable on, and amortization of debt discount in respect of, all consolidated debt for borrowed money of not less than 5.00 to 1.00.
Certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. These lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for these services. Among other things, certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, acted as initial purchasers in the Company’s 2009 offering of debt securities, as described in the Company’s Form 8-K dated November 13, 2009.
The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated August 19, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: August 24, 2011	By:	/s/ C.H.R. DuPree C.H.R. DuPree
Senior Vice President, Corporate
Governance, and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated August 19, 2011.